SERVICES AGREEMENT

This Amended and Restated Services Agreement (“Agreement”), is made effective this 16 day of April, 2018 by and between Great American Financial Resources, Inc. (“GAFRI”) and Great American Life Insurance Company (“GALIC”), Annuity Investors Life Insurance Company (“AILIC”) and Manhattan National Life Insurance Company (“MNLIC”) (each a “Party” and, collectively, the “Parties” except where the context demands otherwise).

WHEREAS, GAFRI and GALIC, AILIC and MNLIC are affiliated as members of the same holding company group;

WHEREAS, GAFRI has the skilled personnel, facilities, equipment and other capabilities to provide services needed by, and GALIC, AILIC and MNLIC desire to obtain from GAFRI such personnel and services from time to time; and

WHEREAS, the Parties desire to establish the terms upon which such services will be provided among the Parties.

NOW, THEREFORE, in consideration of the foregoing and the several promises, covenants, conditions and stipulations contained herein, the Parties agree as follows:

1.	Services

GAFRI agrees to furnish and GALIC, AILIC and MNLIC agree to accept on the following terms and conditions such infrastructure, printing, office, duplicating, telecommunications, purchasing, personnel, data processing, administrative, consultative, legal, financial, actuarial and other services (collectively, the “Services”) performed or provided by GAFRI as requested by GALIC, AILIC and MNLIC (the “Requesting Party” or “Insurer Party”).

2.	Fees

GAFRI shall receive and each Requesting Party agrees to pay for the Services furnished on the basis of the cost of such Services, provided that the cost shall be no greater than that which the Requesting Party would expend in providing such services for itself. Payment shall be made by each Requesting Party to GAFRI and expenses shall be apportioned among the Parties for the Services provided in accordance with all current and effective statutory accounting practices and procedures.

GAFRI shall prepare statements of the Services performed and fees charged therefor. The statements shall be submitted, not less often than quarterly, to the appropriate Requesting Party and payment therefor shall be due within 30 days from the date of the statement.

Except for the payment of the Services provided by GAFRI pursuant to this Agreement, the Parties agree that each Insurer Party shall be prohibited from advancing funds to any other Party.

3.	Regulatory Approval

This Agreement shall not become operative or commence until all legal requirements and conditions, if any, of the insurance departments having jurisdiction pertaining to its implementation have been addressed.

4.	Business Records

The books, accounts, records and files developed, maintained under, or related to this Agreement (“Business Records”) shall be so maintained as to clearly and accurately disclose the nature and details of the Services including such accounting information as is necessary to support the expenses apportioned to the respective Parties. These Business Records shall be maintained in accordance with each Party’s records retention program and made available at all reasonable times to the Parties or their independent auditors. All appropriate Business Records supporting payments by Insurer Party shall be made available upon reasonable notice to the insurance departments having jurisdiction pertaining to this Agreement’s implementation. The Business Records that are the property of each Insurer Party shall remain their property and subject to their control. Each Party is, at any time, entitled to receive the return of its Business Records after reasonable written notice to the Party in possession of such Business Records.

5.	Termination

This Agreement may be terminated as follows, provided that if terminated with respect to one or more but not all Parties, this Agreement shall remain in full force and effect with respect to all remaining Parties:

a.	as to any Party, at any time upon 30 days prior written notice to the other Parties hereto;

b.	immediately as to any Party that ceases to be a member of the holding company group; or

c.	upon breach by one of the Parties, and only as to such breaching Party, at any time upon 30 days prior written notice to such breaching Party.

6.	Insurer Oversight

Each Insurer Party will maintain oversight for the Services it receives from GAFRI. In addition, each Insurer Party will monitor the Services provided by GAFRI for quality assurance at least annually.

7.	Funds and Invested Assets

All funds and invested assets of each Insurer Party, as related to this Agreement, is their exclusive property, held for their benefit, and subject to their control.

8.	Indemnification

GAFRI shall indemnify and hold harmless each Insurer Party hereto from and against all losses, damages, costs and expenses, including attorney’s fees, claims, or liabilities suffered by the Insurer Parties in connection with or arising out of the gross negligence or willful misconduct on the part of GAFRI in providing the Services hereunder.

9.	Insolvency or Receivership of an Insurer Party

In the event that an Insurer Party goes into receivership or is seized by the applicable state insurance commissioner or similar regulatory officer having jurisdiction over such Insurer Party (the “Director”):

a.	the receiver or Director shall acquire all the rights of such Insurer Party under this Agreement;

b.

all Business Records of such Insurer Party will immediately be available to the receiver or Director and shall be turned over to the receiver or Director immediately upon receipt of the receiver’s or Director’s request;

c.	the other Parties to the Agreement will not have an automatic right to terminate the Agreement; and

d.

GAFRI, providing the Services under this Agreement to such Insurer Party, will be required to maintain the Services notwithstanding a seizure by a Director or receiver. In addition, GAFRI shall make available to the receiver or Director the Services for as long as GAFRI continues to receive timely payment for the Services rendered.

10.	Arbitration

In the case of any disagreement regarding any provision of this Agreement, the Parties shall submit their differences to three (3) competent and disinterested arbitrators. One (1) arbitrator shall be appointed by the Insurer Parties and one (1) arbitrator shall be appointed by GAFRI. Those two (2) arbitrators shall select a third disinterested arbitrator. A decision rendered in writing and signed by at least two (2) of the arbitrators shall be conclusive and binding upon all Parties to this Agreement. Any arbitration under this Agreement shall be held in Hamilton County, Ohio.

11.	Offset

The Parties shall have, and may exercise at any time and from time to time, the right to offset any and all balances due from one Party against any balances due to another Party, whether arising under this Agreement or otherwise. In the event of the insolvency of a Party, offsets shall only be allowed in accordance with the provisions of any applicable law governing offset entitlement.

12.	Other Agreements

This Agreement is intended to replace any other agreements between any of the Parties pursuant to which one or more of the services related to the Services provided under this Agreement. In the event of any conflict between the terms of this Agreement and the terms of another agreement between any of the Parties pursuant to which a service is provided, the terms of this Agreement shall prevail.

13.	Amendment

This Agreement may be changed at any time by an amendment executed by the Parties, which amendment shall be filed for review with the departments of insurance having jurisdiction pertaining to this Agreement’s implementation.

14.	Governing Law

This Agreement shall be interpreted in accordance with the laws of the State of Ohio without giving effect to its principles or rules of conflict of laws.

16.	Entire Agreement

This Agreement constitutes the entire agreement of the Parties with respect to the subject matter herein. The Parties have not relied on any statement, representation, warranty, or agreement of another Party or of any other person on such Party’s behalf, except for those expressly contained in this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

GREAT AMERICAN FINANCIAL RESOURCES, INC.

BY:
	ITS:	President

GREAT AMERICAN LIFE INSURANCE COMPANY

BY:
	ITS:	President

ANNUITY INVESTORS LIFE INSURANCE COMPANY

BY:
	ITS:	President

MANHATTAN NATIONAL LIFE INSURANCE COMPANY

BY:
	ITS:	President